EXHIBIT 10(i)






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                          WARRANT ADJUSTMENT AGREEMENT


      THIS AGREEMENT, made this 28th day of July, 2010, by and between CEL-SCI Corporation ("CEL-SCI"), and Laksya Ventures ("Laksya") is made for the purpose of adjusting the terms of CEL-SCI's Series M warrants held by Laksya.

      In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                             ADJUSTMENT OF WARRANTS

    The Parties agree that the Series M warrants held by Laksya are amended such that Laksya may purchase 6,000,000 shares of CEL-SCI's common stock (as reduced from 8,800,000 shares) at a price of $0.60 per share.

ARTICLE II
REPRESENTATIONS OF LAKSYA

     Laksya has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Laksya and the performance by Laksya of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, mortgage, articles of organization, operating agreement or other agreement to which Laksya is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement to terminate it or to accelerate the maturity of any indebtedness or other obligation of Laksya; or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Laksya or would create any obligation for which Laksya would be liable, except as contemplated by this Agreement. Laksya has good and marketable title to the Series M warrants.

ARTICLE III
REPRESENTATIONS OF CEL-SCI

     CEL-SCI has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by CEL-SCI and the performance by CEL-SCI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, mortgage, articles of organization, operating agreement or other agreement to which CEL-SCI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement to terminate it or to accelerate the maturity of any indebtedness or other obligation of CEL-SCI; or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of CEL-SCI or would create any obligation for which CEL-SCI would be liable, except as contemplated by this Agreement.



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                               CEL-SCI CORPORATION


                               By: /s/ Geert R. Kersten
                                   -----------------------------------
                                   Geert R. Kersten, Chief Executive Officer




                               LAKSYA VENTURES


                               By: /s/ Neil Persh
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                                   Neil Persh, Authorized Officer